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                                                                   Exhibit 23(b)

                       [LETTERHEAD OF COOPERS & LYBRAND]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of General Motors Corporation on Form S-4 of our report dated January 20, 1997, except as to the information presented in note R for which the date is February 23, 1997 on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company and Subsidiaries Consolidated. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ Coopers & Lybrand L.L.P.



Boston, Massachusetts
November 10, 1997